Exhibit 21
SUBSIDIARIES OF
PHARMANET DEVELOPMENT GROUP, INC.

Jurisdiction of
U.S. Subsidiaries	Incorporation
South Florida Kinetics, Inc.	Florida
PharmaNet Specialized Pharmaceutical Services, Inc.	Florida
Keystone Analytical, Inc.	Florida
SFBC Ft. Myers, Inc.	Florida
Taylor Technology, Inc.	New Jersey
11190 Biscayne, LLC	Florida
Searento Trust, LLC	Florida
Clinical Pharmacology International, Inc.	Florida
PharmaNet, Inc.	Delaware
PharmaNet (C.A.), Inc.	California
PharmaNet, Inc. (f/k/a Medex Clinical Trial Services, Inc.)	Pennsylvania
PharmaSite, Inc.	Delaware
PharmaNet (P.A.), Inc.	Pennsylvania
Pharma Holdings, Inc.	Delaware
PharmaNet, LLC	Delaware
PharmaSoft, LLC	Delaware

Jurisdiction of
Foreign Subsidiaries	Incorporation
SFBC Canada Inc.	Canada
Anapharm Inc.	Quebec
SFBC Europe, B.V.	The Netherlands
SynFine Research Inc.	Ontario
SFBC New Drug Services Canada Inc.	Ontario
SFBC Anapharm Europe	Spain
PharmaNet Asia AG	Switzerland
PharmaNet Germany	Germany
PharmaNet AG	Switzerland
PharmaNet Limited	United Kingdom
PharmaNet S.A.S.	France
PharmaNet CRO, S.L.	Spain
Limited Liability Company PharmaNet	Russia
PharmaNet Sp. z.o.o.	Poland
PharmaNet B.V.	The Netherlands
CRO-PharmaNet Services GmbH	Germany
PharmaNet Services GmbH	Switzerland
PharmaNet B.V.B.A.	Belgium
PharmaNet Pty Limited	Australia
PharmaNet Argentina S.R.L.	Argentina
PharmaNet Clinical Services Private Limited	India

Jurisdiction of
Foreign Subsidiaries	Incorporation
PharmaNet (Hong Kong) Limited	Hong Kong
PharmaNet Pte Ltd.	Singapore
PharmaNet Company	Nova Scotia
PharmaNet N.Z. Ltd.	New Zealand

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